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FOR:                                              CONTACT:
Precision Auto Care, Inc.                         Jerry Little x268
748 Miller Drive, SE                              SVP/Chief Financial Officer
Leesburg, VA 20175                                (800) 438-8863


FOR IMMEDIATE RELEASE
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                   PRECISION AUTO CARE ANNOUNCES ANTICIPATED
                        4TH QUARTER AND ANNUAL RESULTS
                         ____________________________

LEESBURG, VA - September 29, 1999, Precision Auto Care, Inc. (NASDAQ: PACI) today announced that the Company is in the final stages of completing the audit for its fiscal year ended June 30, 1999. The Company expects that it will report losses before taxes of approximately $5.1 million for the quarter ended June 30, 1999 and losses before taxes of approximately $17.6 million for the fiscal year ended on that date. These amounts compare with losses before taxes of $504,000 for the quarter ended June 30, 1998 and income before taxes of $3.0 million for the fiscal year ended on that date. The Company's losses for the quarter ended June 30, 1999 principally reflect charges related to the refinement of estimates related to accounts receivable, allowances for bad debts and inventory. The Company's annual results were also adversely impacted by costs associated with abandoned acquisitions, severance charges and cash constraints which negatively impacted revenues for the Company's manufacturing and distribution operations.


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